REAL ESTATE LIEN NOTE

DATE: April 28, 2023

MAKER: FRONTERA GROUP, INC., a Nevada corporation

MAKER'S MAILING ADDRESS: 701 S. Carson Street, Suite 200
Carson City, NV 89701

PAYEE: TEXAS G & S INVESTMENTS, INC.

PLACE FOR PAYMENT: 4403 W. Military Hwy, Suite 703
McAllen, Texas 78503

PRINCIPAL AMOUNT: TWO MILLION FIVE HUNDRED THOUSAND AND NO/100S DOLLARS ($2,500,000.00)

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE: Seven and one-half percent (7.5%)

ANNUAL INTEREST RATE ON MATURED, UNPAID AMOUNTS: MAXIMUM RATE ALLOWED BY LAW

TERMS OF PAYMENT:

This note is due and payable as follows:

Payments of interest only are due and payable quarterly September 30, 2023 and continuing December 31, March 31, June 30, and September 30 of each successive quarter until April 28, 2028 at which time all outstanding principal and accrued and unpaid interest is due and payable in full. Payments of principal in the amount of $250,000 each are due on January 31 of each year during the term of this Note.

MATURITY DATE: April 28, 2028

LATE CHARGE: If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or other day on which Payee is not open for business in McAllen, Texas such payment shall be made on the next business day on which Payee is open for business. If Maker fails to timely pay any installment within ten (10) days after the date due, Maker will pay a late fee equal to 5% of the installment not paid.

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Maker reserves the right to prepay this note in any amount at any time prior to maturity without penalty.

SECURITY FOR A PAYMENT: This Note is secured by a Vendor's Lien and First Lien Deed of Trust to William P. Cantu, Trustee dated the same date covering the following property: The real property located in Hidalgo County, Texas known as Lots 1-9, 24-30 and 34, all in Block 32, TEXAN GARDENS SUBDIVISION, Hidalgo County, Texas, as per map or plat thereof recorded in Volume 8, Pages 57-58, Map Records, Hidalgo County, Texas (the "Property").

Maker promises to pay to the order of Payee, or subsequent holder of this Note, at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due, and failure on the part of Payee to exercise said option and/or any other of its options, rights and/or remedies shall not constitute a waiver on the part of Payee to exercise the same at any other time. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

Time is of the essence with respect to this Note.

If this note or any instrument securing or collateral to it is given to an attorney for collection or endorsement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court cost, in addition to other amounts due. Reasonable attorney's fees shall be 25% of all amounts due unless either party pleads otherwise.

Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

This Note shall be governed and construed in accordance with the laws of the State of Texas, and, when and where applicable, the laws of the United States of America. In the

event any one or more provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

When the context requires, singular noun and pronouns include the plural.

This note is not to be assumed by any other person(s), partnerships, corporations, organizations or any other entity without the express written consent of the holder of this note.

Executed on April 28, 2023.

MAKER:

FRONTERA GROUP, INC.,
A Nevada corporation

By: ______________________________
K. Bryce Toussaint, President